UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2026, Celularity Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with the Philip & Daniele Barach Family Trust (the “Lender”), a trust affiliated with Philip Barach, who is known by the Company to beneficially own more than five percent of the Company’s outstanding Class A common stock. Pursuant to the Loan Agreement, the Lender agreed to make a secured loan to the Company in the principal amount of $1,000,000.

The loan bears interest at 4.0% per annum, increasing to 18.0% per annum upon an event of default at the Lender’s election, and matures on the earlier of (i) 30 days after closing and (ii) the Company’s receipt of gross proceeds from certain financing or other strategic transactions. The loan is secured by a first-priority security interest in substantially all of the Company’s personal property, subject to customary excluded assets and permitted liens, including equipment and other assets subject to the existing security interest in favor of Helena Global Investment Opportunities 1 Ltd. The Loan Agreement also contains customary representations and warranties, covenants and events of default. As a condition to funding, Robert J. Hariri, M.D. entered into a waiver and subordination agreement with respect to indebtedness owed to him by the Company.

The Loan Agreement constitutes a related person transaction under Item 404(a) of Regulation S-K.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Loan Agreement is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 26, 2026, Vincent LeVien resigned as a member of the Company’s Board of Directors. Mr. LeVien’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement, dated June 29, 2026 by and between Celularity Inc. and the Philip & Daniele Barach Family Trust.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.
Dated: June 30, 2026
	By:	/s/ K. Harold Fletcher
	Name:	K. Harold Fletcher
	Title:	Chief Legal & Strategy Officer